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                                                                    Exhibit 10.2


                              EMPLOYMENT CONTRACT

THIS AGREEMENT made as of the 31st day of March 2000. Between NANOWORLD PROJECTS CORPORATION, a corporation incorporated under the laws of the state of Delaware, and having its principal place of business at 1175 North Creek, Parkway South, Suite 10, in the City of Bothell, State of Washington ("Employer") and Giorgio Marinoni, of Turin, Italy ("Employee");

     WHEREAS the Employer desires to obtain the benefit of the services of the Employee, and the Employee desires to render such services on the terms and conditions set forth.

     IN CONSIDERATION of the promises and other good and valuable consideration set forth, the parties agree as follows:

1.   EMPLOYMENT

1.1 Commencing April 1st, 2000, the Employer hereby agrees to employ the Employee, subject to the terms of this agreement, in the capacity of Vice-President (Engineering) responsible to the Employer for the supervision and direction of engineering operations, advice concerning the exploitation and improvement of intellectual property owned by the Employer or its subsidiaries, or co-venturers, and the acquisition of new intellectual property for the Employer. The Employee's duties may be reasonably modified at the Company's discretion from time to time. In fulfillment of these responsibilities, the Employee shall perform such duties and exercise such specific responsibilities as are assigned from time to time by the Board of Directors or Officers of the Employer. In carrying out these duties and responsibilities, the Employee shall comply with all written policies, procedures, rules and regulations, as are announced by the Employer from time to time and carry out said duties in and responsibilities in a diligent, faithful and honest manner.

1.2 The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage, save and except with the written permission of the Employer. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

1.3 The parties agree that there are no statements or representations, oral or otherwise, express or implied, with respect to the employment opportunity offered to the Employee, which form part of this agreement, other than those which are set forth expressly in this agreement. This agreement supersedes any prior representations, statements or agreements with respect to the subject matter hereof and the employment opportunity offered to the Employee. The parties agree that any such prior representations,
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     statements or agreements, if made, were not material to the execution of this agreement, or to the decisions of either party to enter into this agreement.

2.   Compensation

2.1 As full compensation for all services provided herein, the Employer shall pay or cause to be paid, to the Employee, and the Employee shall accept a salary, at an annual rate of $30,000.00 (U.S.D.) commencing April 1st, 2000 to be paid in regular installments in accordance with the Employer's usual paying practices, but not less frequently than monthly.

2.2 Such payments shall be subject to such deductions by the Employer as the Employer is from time to time required to make pursuant to law, government regulation or order or by agreement with, or consent of, the Employee.

2.3 The Employer is in the process of arranging an employee and consultant incentive program, which shall include provisions respecting the granting of options to acquire common stock of the Employer from the Employer ("Incentive Program"). The Employee shall have the right to participate in the Incentive Program, once initiated on reasonable terms as the parties may agree. For greater clarity, the parties agree that the Employee shall not be denied participation in the incentive plan once initiated by the Employer. The Employer understands that participation by the Employee in the Incentive Program is a material inducement to the Employee to enter this agreement.

3.   Expenses

3.1 It is understood and agreed that the Employee will incur expenses in connection with his duties under this agreement. Therefore, the Employer agrees to reimburse the Employee for all reasonable expenses provided the Employee provides to the Employer an itemized written account and receipts acceptable to the Employer within thirty days after they have been incurred. The Employee will not be reimbursed for any item in excess of $500.00 U.S. dollars unless approved in advance by the Employer.

4.   Vacation

4.1 The Employee shall be entitled to vacations in the amount of 3 weeks per annum, and in addition to the period of December 23rd to January 5th, and such other statutory holidays as are provided for by law.

5.   Assignment of Intellectual Property Created by the Employee

5.1 The Employer and Employee agree that in consideration of the transaction giving rise to this agreement and the Employment provided hereunder, the Employee hereby assigns to the Employer all interest in any intellectual property created by the Employee, including additions, alterations, improvements and modifications to existing or acquired property of the Employer ("Created Property").
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5.2  The parties agree that the Employee shall be entitled to no compensation in addition to the consideration herein provided for the creation of Created Property relating to the business of the Employer, including nano-technology, nano-particles, and assembly of nano-particles (the "Core Technology")

5.3 The Employer shall be able to waive its assignment of any Created Property in which case the Employee shall be free to exploit such Created Property at his sole discretion.

5.4 The parties shall negotiate a separate agreement providing for reasonable compensation for Created Property other than Core Technology that the Employer may elect to exploit, which shall provide that the Employee shall receive not less than 3% of any net profits accruing to the Employer from the exploitation of such property, unless the parties otherwise agree.

6.   Confidential Materials and Information

6.1 The Employee acknowledges that in the course of employment with the Employer, the Employee will acquire and be exposed to information about certain matters which are confidential to the Employer and not known to the public, or the scientific community, or to competitors (the "Confidential and Proprietary Materials and Information"), and which Confidential and Proprietary Materials and Information are the exclusive property of the Employer, and includes:

     (a) confidential methods of operation, which includes all information relating to the Employer's intellectual property owned by subsidiaries of the Employer, unique marketing programs, unique products, unique methods, unique service systems, unique security information and systems, and trade secrets;

     (b) all information regarding the Employer's existing customers and client, including customer lists, contracts, prices, invoices, computer printouts, and other similar information;

     (c) all information concerning the Employer's potential customers and clients, including mailing lists, prospect cards, and other similar information; any information about the business of the Employer that is not known to the public or competitors, or any other information which gives the Employer an opportunity to obtain an advantage over competitors who do not know of such information;

     (d) financial information, including the Employer's costs, sales, income, profits and other similar information; business opportunities, including all ventures considered by the Employer, whether or not such ventures are pursued;

     (e) personnel information, including the names of employees and applicable remuneration and benefit policies, and computer programs and procedures
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          relating to the Employer's business, including related data input procedures or techniques, and similar information;

     (f)  intellectual property assigned to the Employer pursuant to paragraph
          5.1 herein.

6.2 The Employee acknowledges that the Confidential and Proprietary Materials and Information referred to herein could be used to the detriment of the Employer. Accordingly, throughout the time of the Employee's employment with the Employer, the Employee undertakes not to disclose to any third party and to treat in strict confidence all Confidential and Proprietary Materials and Information, except where disclosure is made with the prior written permission of an Officer of the Employer, or required by law. Further, after the termination of the Employee's employment with the Employer, regardless of how that termination should occur, the Employee undertakes, without time limitation, not to disclose to any third party and to treat in strict confidence all Confidential and Proprietary Materials and Information, except where disclosure is made with the prior written permission of the President of the Employer, or required by law. For greater clarity, the parties agree that the Employee is under no restriction with respect to information relating to the Employer or its business affairs that are generally known to the public, or scientific community. The Employer undertakes to provide a list of persons to whom the Employee is authorized to disclose Confidential and Proprietary Materials and Information, and to update or alter that list from time to time. Any list provided pursuant to this undertaking shall constitute written permission if signed by the President of the Employer.

6.3 The Employee understands and agrees that the restrictions and covenants contained in paragraph 6.2 constitute a material inducement to the Employer to enter into this agreement and to employ the Employee, and that the Employer would not enter into this agreement absent such inducement. The Employee agrees that such restrictions and covenants shall be construed independent of any other provision of this agreement, and the existence of any claim or cause of action by the Employee against the Employer, whether predicated under this agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the said restrictions and covenants.

6.4 The Employee acknowledges that all items of any and every nature or kind created by the Employee pursuant to the Employee's employment under this agreement, or used by the Employee pursuant to the Employee's employment under this agreement, or furnished by the Employer to the Employee, and all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature, and Confidential Materials and Information shall remain and be considered the exclusive property of the Employer at all times and shall be surrendered to the Employer, in good condition, on demand, and in any event, promptly on the termination of the Employee's employment irrespective of the time, manner or cause of the termination.

6.5 The Employee acknowledges, agrees, and understands that, without prejudice to any and all remedies available to the Employer, an injunction is the only effective remedy for any breach of the Employee's covenants under paragraph 6.2, and that the Employer would
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     suffer irreparable harm and injury in the event of any such breach.
     Accordingly, the Employee hereby agrees that the Employer may apply for and have injunctive relief, including an interim or interlocutory injunction, in any court of competent jurisdiction, to enforce paragraph 6.2 upon the breach or threatened breach thereof. The Employee further agrees that the Employer may apply for and is entitled to said injunctive relief without having to prove damages, and is entitled to all costs and expenses, including reasonable legal costs.

7.   Non-Competition

7.1 The Employer and Employee agree that in consideration of the transaction giving rise to this agreement and the Employment provided hereunder, the Employee shall not, during the term of this agreement, or 5 years from the date on which the Employee ceases to be employed by the Employer ("Post-Termination Non-Competition Period") alone or in partnership with any other person, firm or corporation, as principal, agent, shareholder or in any other manner, carry on or be engaged in or concerned with or interested in, directly or indirectly, or advise, be employed by, or permit his name or any part thereof to be used by any person, firm or corporation engaged in or interested in any enterprise which is competitive to the Employer's business, solicit or attempt to solicit the business of any customer of the Employer who has been a customer of the Employer at any time in the thirty-six months preceding the date of termination or expiry of this agreement, or request or influence any employee of the Employer to terminate his employment. The Employee acknowledges and confirms that the scope of this covenant is in all respects no more than reasonable to protect the Employer.

7.2 The Employee acknowledges, agrees, and understands that, without prejudice to any and all remedies available to the Employer, an injunction is the only effective remedy for any breach of the Employee's covenants under paragraph 6.1 and that the Employer would suffer irreparable harm and injury in the event of any such breach. Accordingly, the Employee hereby agrees that the Employer may apply for and have injunctive relief, including an interim or interlocutory injunction, in any court of competent jurisdiction, to enforce any of the provisions of paragraph 6.1 upon the breach or threatened breach thereof. The Employee further agrees that the Employer may apply for and is entitled to said injunctive relief without having to prove damages, and is entitled to all costs and expenses, including reasonable legal costs.

7.3 The Employee understands and agrees that the restrictions and covenants contained in paragraph 6.1 constitute a material inducement to the Employer to enter into this agreement and to employ the Employee, and that the Employer would not enter into this agreement absent such inducement. The Employee agrees that the restrictions and covenants contained in this paragraph shall be construed independent of any other provisions of this agreement, and the existence of any claim or cause of action by the Employee against the Employer, whether predicated under this agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of said restrictions and covenants contained in this paragraph. Further, any clause or provisions of this paragraph that may be found unenforceable shall be considered to be severable from the
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     rest of this paragraph, which remaining portions shall continue in full force and effect in accordance with the terms of this paragraph and agreement.

7.4 On the cessation of his employment with the Employer, otherwise than by reason of the liquidation of the Employer, or by reason of dismissal from the Employer for misconduct or serious breach of contractual obligations, the Employer agrees that should the Employee in good faith be offered a position, acceptance of which would cause him to be in breach of the obligations contained in paragraph 6.1, the Employer will pay to him the lesser of his base salary until the end of the Post-Termination Non-Competition Period or the amount of the financial loss that would be suffered by the Employee by declining the offer, provided that the Employee has made written application to the company within 7 days of the offer to be released from the provisions of paragraph 6.1, and the Employer has refused to release him.

8.   Termination

8.1  This agreement may be terminated in the following manner:

     (a) By the Employee on the giving of 12 weeks' notice to the Employer. The Employer may waive the notice, in whole or in part.

     (b) By the Employer on the giving of one months' notice to the Employee for each year of service pursuant to this agreement, or payment in lieu thereof ("Notice Period"), in which case the Employee shall be free to seek other employment. Should the Employee obtain other employment prior to the end of the Notice Period, the Employer's obligations shall cease as at the date other employment is obtained.

     (c) By the Employer, at its option, for cause including: a material breach of the provisions of this agreement, and conviction of the Employee of a criminal offense punishable by indictment.

9.   Entire Agreement

9.1 The written provisions of this agreement shall constitute the full extent of the employment contract between the Employer and the Employee regardless of any oral agreements or understandings that may presently or hereafter exist between the Employer and the Employee. No waiver or modification of any provision of this agreement shall be valid unless in writing and duly executed by both the Employer and the Employee.

10.  Waiver and Modification

10.1 No amendments to this agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this agreement shall be effective or binding unless made in writing and
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     signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

10.2 The parties agree that in the event that any provision, clause or article herein, or part thereof, shall be deemed void, involved, or unenforceable by a court of competent jurisdiction, the remaining provisions, clauses or articles, or part thereof, shall be and remain in full force and effect.

11.  Assignment

11.1 This agreement is personal to the Employee and is not assignable by him and shall not enure to the benefit of his heirs, executors or personal representatives. The Employer shall be fully assignable by the Employer at its sole discretion.

12.  Independent Legal Advice

12.1 The Employee acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

13.  Choice of Law

13. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia.

     IN WITNESS WHEREOF the Employer has caused this agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand as of the date first above written.

     SIGNED, SEALED AND DELIVERED in the presence of:


Giorgio Marinoni              Nanoworld Projects Corporation


/s/ Giorgio Marinoni          /s/ Fornero Battistino
--------------------          ----------------------
                              per: Battistino Fornero, Director
                                                            c/s

/s/
----------------------
[Signature of witness]